Exhibit 99.1

Media relations contact:	Investor relations contact:
Judy DeRango Wicks (678) 375-1595 jdwicks@checkfree.com	Tina Moore (678) 375-1278 tmoore@checkfree.com
FOR IMMEDIATE RELEASE
CheckFree Announces Fiscal 2006 Second Quarter Results
and Raises Full-Year Expectations
     ATLANTA (January 24, 2006) – CheckFree Corporation (NASDAQ: CKFR) today announced second quarter revenue of $215.9 million. The Company’s GAAP (Generally Accepted Accounting Principles) net income for the quarter was $33.8 million, or $0.36 per share, and underlying net income was $41.0 million, or $0.44 per share. Free cash flow was $37.7 million for the quarter, as outlined in Attachment A.
     GAAP Results: Net income for the second quarter was $33.8 million, compared to net income of $13.0 million for the same quarter last year. Earnings per share were $0.36 for the second quarter of fiscal 2006, compared to earnings per share of $0.14 for the second quarter of last year. Net cash provided by operating activities was $56.8 million for the second quarter of fiscal 2006, compared to $65.9 million for the same period last year.
     Underlying Results: Underlying net income for the second quarter was $41.0 million, compared to $33.7 million for the same quarter of last year. Underlying earnings per share were $0.44 for the second quarter of fiscal 2006, compared to $0.36 for the second quarter of last year. Underlying net income and earnings per share for the second quarter exclude the amortization of acquisition-related intangible assets, the SFAS 123(R) impact of options issued prior to July 1, 2004 and the related tax benefits of both. A reconciliation of CheckFree’s underlying results to its GAAP results is included in Attachment A.
     “CheckFree’s divisions delivered solid results in the second quarter to complete a good first half of the fiscal year,” said Pete Kight, Chairman and Chief Executive Officer of CheckFree. “Transaction growth in the Electronic Commerce division was in line with our expectations while both portfolio growth in Investment Services and license sales in the Software business were strong.”
Second Quarter Highlights
     For the second quarter, the Company reported that its Electronic Commerce division processed 270.7 million transactions, a 2 percent sequential increase over the first quarter of fiscal 2006, and delivered 45.2 million e-Bills, a sequential increase of 6 percent over the first quarter of fiscal 2006. CheckFree Investment Services reached 2.1 million portfolios under management, which compares to almost 1.7 million portfolios under management in the second quarter of fiscal 2005, representing 22 percent annual growth. The Software division delivered solid performance in the second quarter, with revenue growth of 23 percent over the second quarter of fiscal 2005.
     Refer to Attachment B for details on the financial performance of CheckFree’s divisions in the second quarter of fiscal 2006, and Attachment C for electronic billing and payment metrics.
- more -

CheckFree Announces Fiscal 2006 Second Quarter Results - Page 2 of 10
Financial Outlook for the Third Quarter and the Fiscal Year
     “Strong financial results through the mid-point of the fiscal year put the Company on track to exceed its previously announced fiscal year expectations,” said CheckFree Chief Financial Officer David Mangum. “We now expect full-year earnings per share in the range of $1.19 to $1.24 on a GAAP basis and $1.62 to $1.66 on an underlying basis. Free cash flow remains targeted for about $170 million for fiscal 2006.”
     “For the third quarter of fiscal 2006, we expect revenue in the range of $217 million to $222 million, and GAAP earnings per share in the range of $0.27 to $0.30,” Mangum continued. “This expectation equates to underlying earnings per share in the range of $0.36 to $0.38 for the quarter.”
     The difference between GAAP and underlying earnings expectations for fiscal 2006 and the third quarter of fiscal 2006 is due to expected acquisition-related intangible amortization expense, the SFAS 123(R) impact of options issued prior to July 1, 2004 and the related tax benefits of both.
Conference Call on the Internet
     CheckFree will broadcast a conference call at 5:00 p.m. (ET) today to review its financial results for the second quarter ended December 31, 2005, and its expectations for the third quarter of fiscal 2006 and for fiscal 2006. To phone into the conference call, dial 1-877-232-1067 anytime after 4:45 p.m. (ET) and ask for the CheckFree Conference Call. CheckFree will also broadcast the call on the Internet. The live conference call will be accessible through the Investor Center section of the CheckFree corporate Web site at http://www.checkfreecorp.com. A digital replay of the call will be available on the same Web site after 7:00 p.m. (ET).
About CheckFree (www.checkfreecorp.com)

Founded in 1981, CheckFree Corporation (NASDAQ: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable thousands of financial services providers and billers to offer their customers the convenience of receiving and paying their household bills online or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to thousands of financial services organizations, which manage about $1.3 trillion in assets. CheckFree Software develops, markets and supports software applications that are used by financial institutions to process more than two thirds of the 12 billion Automated Clearing House transactions in the United States. The division also provides operational risk management, financial messaging, corporate actions, and regulatory compliance software to more than 1,500 organizations across the globe.
- more -

CheckFree Announces Fiscal 2006 Second Quarter Results - Page 3 of 10
Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements regarding forecasts and expectations of revenue for the third quarter of fiscal 2006, earnings per share for the third quarter of fiscal 2006 and fiscal 2006 as a whole, free cash flow for fiscal 2006, and sequential transaction growth and the general performance of the Company’s divisions in the third quarter of fiscal 2006 (paragraphs 7, 8 and 9). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2005 (filed September 2, 2005) , and Form 10-Q for the quarter ended September 30, 2005 (filed November 8, 2005). One or more of these factors have affected, and could in the future affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this press release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.
# # #

CheckFree Announces Fiscal 2006 Second Quarter Results - Page 4 of 10
CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
Processing and servicing	$187,700	$164,188	$374,324	$323,030
License fees	7,822	7,655	15,380	13,529
Maintenance fees	9,974	7,456	19,644	14,811
Other	10,444	6,457	22,349	12,219

Total revenues	215,940	185,756	431,697	363,589

Expenses:
Cost of processing, servicing and support	81,577	72,688	161,834	148,050
Research and development	24,340	19,329	47,954	39,552
Sales and marketing	20,959	16,282	39,564	30,508
General and administrative	16,683	13,430	33,369	28,465
Depreciation and amortization	20,129	43,643	55,809	87,660

Total expenses	163,688	165,372	338,530	334,235

Income from operations	52,252	20,384	93,167	29,354
Equity in net loss of joint venture	(807)	(700)	(1,474)	(1,347)
Interest, net	2,916	1,490	5,372	3,186

Income before income taxes	54,361	21,174	97,065	31,193

Income tax expense	20,596	8,131	36,943	11,943

Net income	$33,765	$13,043	$60,122	$19,250

Basic income per share:
Net income	$0.37	$0.14	$0.66	$0.21

Weighted average number of shares	90,820	90,545	90,699	90,482

Diluted income per share:
Net income	$0.36	$0.14	$0.65	$0.21

Weighted average number of shares	93,589	93,019	93,203	92,764

CheckFree Announces Fiscal 2006 Second Quarter Results - Page 5 of 10
CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)

	December 31,	June 30,
	2005	2005
Current assets:
Cash, cash equivalents and investments	$340,507	$298,077
Settlement assets	118,872	73,675
Accounts receivable, net	144,509	127,933
Prepaid expenses and other assets	36,709	26,258
Deferred income taxes	6,462	10,407

Total current assets	647,059	536,350

Property and equipment, net	96,407	89,273
Capitalized software and intangible assets, net	839,025	840,732
Investments and restricted cash	69,868	62,996
Other noncurrent assets	5,309	4,600
Deferred income taxes	43,883	35,648
Investment in joint venture	1,210	317

Total assets	$1,702,761	$1,569,916

Current liabilities:
Accounts payable, accrued liabilities and other	$80,879	$84,109
Settlement obligations	116,854	73,919
Deferred revenue	51,588	40,793

Total current liabilities	249,321	198,821

Accrued rent and other	3,542	4,324
Deferred income taxes	2,686	4,967
Capital lease and long-term obligations, less current portion	25,253	25,389

Total stockholders’ equity	1,421,959	1,336,415

Total liabilities and stockholders’ equity	$1,702,761	$1,569,916

CheckFree Announces Fiscal 2006 Second Quarter Results - Page 6 of 10
Attachment A
Calculation of Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net cash provided by operating activities	$56,787	$65,861	$100,262	$97,535
Excluding: Net change in settlement accounts	(2,646)	(63)	2,262	1,428
Less: Capital expenditures	(16,476)	(9,238)	(23,642)	(14,117)

Free cash flow	$37,665	$56,560	$78,882	$84,846

Additional Information:
Net cash used in investing activities	$(9,307)	$(8,743)	$(8,065)	$(40,020)

Net cash provided by financing activities	$8,124	$3,449	$13,314	$4,235

Use of Non-GAAP Financial Information
     The Company supplements its reporting of cash flow information determined in accordance with GAAP by using “free cash flow” in this earnings release as a measure to evaluate its liquidity. The Company defines free cash flow as GAAP net cash provided by operating activities, exclusive of the net change in settlement accounts and less capital expenditures. The Company believes free cash flow provides useful information to management and investors in understanding its financial results and assessing its prospects for future performance. CheckFree also uses free cash flow as a factor in determining long-term incentive compensation for senior management.
     The Company excludes the net change in settlement accounts from free cash flow because it believes this facilitates management’s and investors’ ability to analyze operating cash flow trends. In connection with its walk-in payment business, the Company’s balance sheet reflects settlement assets and settlement obligations. The settlement assets represent payment receipts in transit to the Company from agents, and the settlement obligations represent scheduled but unpaid payments due to billers. Balances in settlement accounts fluctuate daily based on deposit timing and payment transaction volume. These timing differences are not reflective of the Company’s liquidity, and thus, CheckFree excludes the net change in settlement accounts from free cash flow.
     As a technology company, CheckFree makes significant capital expenditures in order to update its technology and to remain competitive. The Company’s free cash flow reflects the amount of cash it generated that remains, after it has met those operational needs, for the evaluation and execution of strategic initiatives such as acquisitions, stock and/or debt repurchases and other investing and financing activities, including servicing additional debt obligations.
     Free cash flow does not solely represent residual cash flow available for discretionary expenditures, as certain of CheckFree’s non-discretionary obligations are also funded out of free cash flow. These consist primarily of payments on capital leases and other long-term commitments, if any, as reflected in the table entitled “Contractual Obligations” in the “Liquidity and Capital Resources” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in CheckFree’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, which was filed with the Securities and Exchange Commission on September 2, 2005.
     The Company’s free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities or any other amount determined in accordance with GAAP. Further, CheckFree’s measure of free cash flow may not be comparable to similarly titled measures reported by other companies.

CheckFree Announces Fiscal 2006 Second Quarter Results - Page 7 of 10
Attachment A (continued)
Reconciliation of GAAP Net Income to Underlying Net Income and Earnings Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Total revenues — GAAP and underlying	$215,940	$185,756	$431,697	$363,589

Net income per GAAP	$33,765	$13,043	$60,122	$19,250
Amortization of acquisition-related intangible assets	9,655	33,211	35,197	66,426
SFAS 123(R) — Stock options issued before July 1, 2004	1,242	—	2,598	—
Tax benefit of underlying adjustments	(3,642)	(12,589)	(13,751)	(25,157)

Underlying net income	$41,020	$33,665	$84,166	$60,519

GAAP and underlying basic weighted average shares outstanding	90,820	90,545	90,699	90,482
GAAP and underlying impact of dilutive options and warrants	2,769	2,474	2,504	2,282
GAAP and underlying diluted weighted average shares outstanding	93,589	93,019	93,203	92,764

GAAP basic earnings per share	$0.37	$0.14	$0.66	$0.21
GAAP diluted earnings per share	$0.36	$0.14	$0.65	$0.21
Underlying basic earnings per share	$0.45	$0.37	$0.93	$0.67
Underlying diluted earnings per share	$0.44	$0.36	$0.90	$0.65
Use of Non-GAAP Financial Information
     CheckFree supplements its reporting of total revenues, income (loss) from operations, net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income (loss) from operations,” “underlying net income (loss)” and “underlying earnings (loss) per share” in this earnings release. Management believes that certain non-cash adjustments to revenues or expenses enhance the Company’s evaluation of its performance, and are not pertinent to day to day operational decision making in the business. Therefore, CheckFree excludes these items from GAAP revenue, income (loss) from operations, net income (loss) and earnings (loss) per share in calculating underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share.
     Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, charges associated with the impairment of intangible assets, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. CheckFree excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of the Company’s operations, and management uses underlying results to evaluate the impact of operational business decisions. CheckFree regularly reports underlying results to its Chairman and Chief Executive Officer, the Company’s chief operating decision maker, who uses this information in allocating resources to CheckFree’s various business units. Additionally, as CheckFree rewards its management for their decisions that increase revenues and decrease controllable costs, the Company uses underlying revenues and underlying income (loss) from operations as factors in determining short-term incentive compensation for management, and uses underlying revenues, underlying net income (loss) and underlying earnings (loss) per share as factors in determining long-term incentive compensation for management.
     Because CheckFree utilizes underlying financial results in the management of its business and to determine incentive compensation for management, the Company believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of the Company’s management and its core business performance.
     CheckFree’s underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. CheckFree’s measures of underlying revenues, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

CheckFree Announces Fiscal 2006 Second Quarter Results - Page 8 of 10
Attachment A (continued)
CHECKFREE CORPORATION AND SUBSIDIARIES
Supplemental Underlying Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
Processing and servicing	$187,700	$164,188	$374,324	$323,030
License fees	7,822	7,655	15,380	13,529
Maintenance fees	9,974	7,456	19,644	14,811
Other	10,444	6,457	22,349	12,219

Total revenues	215,940	185,756	431,697	363,589

Expenses:
Cost of processing, servicing and support	81,275	72,688	161,202	148,050
Research and development	23,975	19,329	47,190	39,552
Sales and marketing	20,745	16,282	39,117	30,508
General and administrative	16,322	13,430	32,614	28,465
Depreciation and amortization	10,474	10,432	20,612	21,234

Total expenses	152,791	132,161	300,735	267,809

Income from operations	63,149	53,595	130,962	95,780
Equity in net loss of joint venture	(807)	(700)	(1,474)	(1,347)
Interest, net	2,916	1,490	5,372	3,186

Income before income taxes	65,258	54,385	134,860	97,619

Income tax expense	24,238	20,720	50,694	37,100

Net income	$41,020	$33,665	$84,166	$60,519

Basic income per share:
Net income	$0.45	$0.37	$0.93	$0.67

Weighted average number of shares	90,820	90,545	90,699	90,482

Diluted income per share:
Net income	$0.44	$0.36	$0.90	$0.65

Weighted average number of shares	93,589	93,019	93,203	92,764

CheckFree Announces Fiscal 2006 Second Quarter Results - Page 9 of 10
Attachment B
Reconciliation of GAAP Results to Underlying Results by Segment
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Electronic Commerce:
Total revenues — GAAP and underlying	$163,298	$142,108	$326,749	$280,315

Operating income — GAAP	$55,817	$18,320	$99,730	$32,708
Amortization of acquisition-related intangible assets	7,352	32,559	30,927	65,122
SFAS 123(R) — Stock options issued before July 1, 2004(1)	901	—	1,886	—

Underlying operating income	$64,070	$50,879	$132,543	$97,830

Investment Services:
Total revenues — GAAP and underlying	$28,448	$23,972	$54,869	$46,815

Operating income — GAAP	$4,276	$5,473	$8,222	$7,882
Amortization of acquisition-related intangible assets	648	151	961	302
SFAS 123(R) — Stock options issued before July 1, 2004(1)	128	—	267	—

Underlying operating income	$5,052	$5,624	$9,450	$8,184

Software:
Total revenues — GAAP and underlying	$24,194	$19,676	$50,079	$36,459

Operating income — GAAP	$1,598	$6,168	$5,049	$6,300
Amortization of acquisition-related intangible assets	1,655	501	3,309	1,002
SFAS 123(R) — Stock options issued before July 1, 2004(1)	55	—	115	—

Underlying operating income	$3,308	$6,669	$8,473	$7,302

Corporate:
Operating loss — GAAP	$(9,439)	$(9,577)	$(19,834)	$(17,536)
SFAS 123(R) — Stock options issued before July 1, 2004(1)	158	—	330	—

Underlying operating loss	$(9,281)	$(9,577)	$(19,504)	$(17,536)

(1)	At the beginning of fiscal 2005, we implemented a new long-term incentive compensation philosophy, which significantly reduced overall participation and focused on restricted stock with limited stock options. As a result, we recorded the cost of restricted stock throughout fiscal 2005 in both underlying and GAAP results. In fiscal 2006, we have adopted SFAS 123(R), and are consequently recording all long-term incentive grants, both restricted stock and options, as an expense to both underlying and GAAP results. The adjustment from GAAP to underlying operating results in the table above reflects the SFAS 123(R) charge associated with options granted prior to July 1, 2004 under our previous compensation philosophy, which were originally accounted for utilizing APB 25.

CheckFree Announces Fiscal 2006 Second Quarter Results - Page 10 of 10
Attachment C
Electronic Billing and Payment Metrics
(in millions, except revenue/transaction and percentages)

	Quarter Ended
	12/31/2005	9/30/2005	3/31/2005	12/31/2004	9/30/2004
Transactions
Full Service
Revenue	$116.0	$118.5	$106.4	$102.4	$99.1
Active Subscribers(1)	9.0	8.8	7.4	6.9	6.4
Transactions	189.7	180.1	153.6	142.9	133.5
Revenue/Transaction	$0.61	$0.66	$0.69	$0.72	$0.74

Payment Services
Revenue	$36.1	$35.4	$32.4	$31.3	$30.5
Transactions	81.0	85.9	80.8	76.5	72.3
Revenue/Transaction	$0.45	$0.41	$0.40	$0.41	$0.42

Total	270.7	266.0	234.4	219.4	205.8
Sequential Quarterly Growth	2%	9%	7%	7%	25%

Other Revenue(2)	$11.2	$9.6	$8.8	$8.4	$8.6

e-Bill Delivery
Electronic bills distributed	45.2	42.7	36.8	32.8	29.6
Quarterly sequential growth	6%	4%	12%	11%	14%

Electronic Rate
Electronic payment rate	83%	83%	83%	83%	83%

(1)	“Active” refers to subscribers who have viewed or paid a bill in the last 90 days at a Consumer Service Provider that outsources essentially all of its electronic billing and payment (EBP) functions to CheckFree.

(2)	Other revenue includes Health and Fitness, Professional Services and Stored Value Products.